EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Health Discovery Corporation (the “Company”) on Form 10-K for the Fiscal Year Ended December 31, 2019 (the “Report”), I, Marty Delmonte, President, Chief Operating Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:
(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 12, 2020	/s/ Marty Delmonte
Marty Delmonte President, Chief Operating Officer, and Principal Financial Officer